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                                  EXHIBIT 11.1
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                                                                    EXHIBIT 11.1

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                YEARS ENDED DECEMBER 31,
                                        -----------------------------------------
                                             1994          1995          1996
                                             ----          ----          ----
Income per share calculations:

Income before extraordinary item        $     281,102   $ 1,765,118   $ 2,330,821

Extraordinary item                                 --            --        64,290
                                        -------------   -----------   -----------

Net income                              $     281,102   $ 1,765,118   $ 2,266,531
                                        =============   ===========   ===========

Weighted average number
  of common and common
  equivalent shares are as follows:
     Weighted average common
        shares outstanding                                3,183,839    10,273,075
     Shares issued from assumed
        exercise of options and
        warrants (1)                                        211,161       181,925
                                        -------------   -----------   -----------
     Weighted average number
        of shares outstanding                N/A          3,395,000    10,455,000
                                        =============   ===========   ===========

Income per common and common
  equivalent shares:

     Income before extraordinary item                   $      0.52   $      0.23

     Extraordinary item                                          --          0.01
                                        -------------   -----------   -----------

     Net income                              N/A        $      0.52   $      0.22
                                        =============   ===========   ===========


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(1)  Shares issued from assumed exercise of options and warrants include the number of incremental shares which would result from applying the "treasury stock method" for options and warrants, APB 15, paragraph 38 and Staff Accouting Bulletin No. 83.